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                                  EXHIBIT 23.1

                      CONSENT OF MAGGART & ASSOCIATES, P.C.

         We consent to the incorporation by reference in this Registration Statement of Capital Bancorp, Inc. on Form S-8 of our report dated February 8, 2005, appearing in the Annual Report on Form 10-K of Capital Bancorp, Inc. for the year ended December 31, 2004.

MAGGART & ASSOCIATES, P.C.


/s/ Maggart & Associates, P.C.


June 16, 2005